Exhibit 99.1

Resources Connection, Inc. Reports First Quarter Results for Fiscal 2018

Revenue of $141.2 million for the quarter
Net income of $2.1 million and adjusted EBITDA* of $7.9 million for the quarter
Diluted earnings per share of $0.07 for the quarter (including $0.05 per share for severance and acquisition related costs)
Company makes progress on strategic initiatives to enhance revenue and profitability

IRVINE, Calif.--(BUSINESS WIRE)--October 4, 2017--Resources Connection, Inc. (NASDAQ: RECN), a multinational business consulting firm, operating as Resources Global Professionals (the “Company” or “RGP”), today announced its financial results for the first quarter ended August 26, 2017.

Revenue for the first quarter of 2018 was $141.2 million, with net income per diluted share of $0.07, including $0.05 per diluted share related to severance and acquisition costs during the quarter. Revenue in Europe improved for the seventh straight quarter-over-quarter (up 7.4%). Net income for the quarter was $2.1 million (1.5% of revenue), with an adjusted EBITDA* of $7.9 million (5.6% of revenue). The Company also paid a quarterly cash dividend of $0.12 per share, resulting in a total dividend payment of $3.6 million.

“The revenue decline flattened in the last month of the quarter and we are seeing this trend continue,” said Kate Duchene, President and Chief Executive Officer of RGP. “We have started to see real revenue improvement in the North America business in the second quarter, with weekly revenue up year over year the past four weeks. Revenue trends in Europe are also strong, providing a nice platform to welcome our recent acquisition, taskforce – Management on Demand AG in Germany. This acquisition significantly improves our bandwidth in this important global market. We are also pleased that we are starting to see progress with our transformation efforts, and that we have accomplished much of the operating model work. We said that we had heavy lifting ahead and we remain on track to complete our strategic initiatives in the previously outlined timeframe.”

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation.

ACQUISITION

On September 1, 2017, the Company announced it had acquired taskforce-Management on Demand AG (“taskforce”) as a part of its effort to expand and grow its European business. taskforce is a German professional services firm founded in 2007 that provides clients with senior interim management and project management expertise. The acquisition of taskforce, an industry leader in the German market with a strong client and consultant base, enhances RGP’s ability to serve its global clients and offer more integrated solutions. The purchase was for initial consideration of €6.0 million (approximately $7.1 million) in a combination of cash and restricted stock, plus an earn-out based on performance in calendar 2017, 2018 and 2019. For the year ended December 31, 2016, taskforce revenue was approximately €12 million (approximately $13.3 million). taskforce’s financial results will be included in RGP’s consolidated financial results beginning with the second quarter ending November 25, 2017.

UPDATE ON STRATEGIC INITIATIVES

With respect to the cost reduction initiative, we finished the reduction in force at the end of fiscal 2017. This initiative reduced our headcount by 57 year over year from the third quarter fiscal 2017 to the first quarter fiscal 2018. The effect of these selling, general and administrative expenses (“SG&A”) reductions are obscured currently by talent change, severance, acquisition and transformation expenses in the first quarter of fiscal 2018. Most of the transformation and inorganic growth costs will tail off towards the end of the second quarter of fiscal 2018 and we expect to see more direct benefit from the headcount reductions we have made. We remain committed to managing our cost structure to achieve the cost reduction targets we discussed in the third quarter fiscal 2017.

The Company continues to focus on its second initiative -- to cultivate a more sophisticated and robust sales culture. During the first quarter, the Company continued training of new management techniques and processes and rolled out its new compensation programs to drive accountability and growth. The Company also further developed and expanded its Strategic Client Program, with the goal of lifting revenue from targeted, long term clients, and expects the program to deliver improved growth in fiscal year 2018.

In addition, the Company began building out its national business development function targeting the middle market, where the Company sees significant growth opportunities. In September, the Company completed the implementation of SalesForce in all of its offices in Asia Pacific and Europe. The Company now has SalesForce deployed across all of its markets, and can focus efforts with this platform on the goal of significantly improving its ability to drive and coordinate business development.

Finally, the redesign of the Company’s operating model is well under way, as it continues to prioritize building its integrated solutions capabilities and delivering multi-disciplinary offerings to its clients in three areas of focus –Transaction Services, Technical Accounting Services, and Data & Analytics. This focus has already delivered improved revenue growth and the Company expects this upward performance trend to continue throughout fiscal year 2018.

FISCAL FIRST QUARTER REVIEW

Revenue for the first quarter of fiscal 2018 decreased by 1.5% (1.4% constant currency) to $141.2 million compared to $143.4 million in the prior year first quarter. On a sequential basis, first quarter revenue decreased by 5.0% (5.6% constant currency) from $148.6 million in the fourth quarter of fiscal 2017. Quarter-over-quarter constant currency results for international revenue are computed using the comparable first quarter fiscal 2017 conversion rates, and the sequential quarter constant currency international revenue is computed using the comparable fourth quarter fiscal 2017 conversion rates.

Revenue in the U.S. decreased by 2.2% quarter-over-quarter, primarily impacted by ongoing weakness in the Tri-State area. U.S. revenue decreased 5.4% sequentially, partially reflecting the impact of the summer holiday season. International revenue improved by 1.1% quarter-over-quarter (1.8% constant currency) while decreasing 3.2% sequentially (6.4% constant currency), reflecting the impact of the summer holiday season sequentially.

Net income declined in the first quarter of fiscal 2018 to $2.1 million, or $0.07 per diluted share, including $0.05 per diluted share related to severance and acquisition related costs taken during the quarter, compared to $5.6 million, or $0.15 per diluted share, in the prior year first quarter. As announced previously, the Company took a charge of approximately $1.4 million related to severance expenses and also incurred costs related to its acquisition of taskforce of approximately $0.7 million (combined impact of $0.05 per diluted share on first quarter 2018 results). Adjusted EBITDA was $7.9 million (5.6% of revenue) and $12.2 million (8.5% of revenue) for the quarter ended August 26, 2017 and August 27, 2016, respectively.

Gross margin was 38.0% in the first quarter of fiscal 2018, the same as in the prior year first quarter. Sequentially, gross margin decreased 110 basis points from 39.1% in the fourth quarter of fiscal 2017, primarily due to the impact of paid holidays in the first quarter; there were no paid holidays in the fourth quarter of fiscal 2017.

S, G & A expenses for the first quarter of fiscal 2018 were $47.4 million (33.6% of revenue) compared to $43.6 million (30.4% of revenue) in the prior year first quarter and $48.4 million (32.6% of revenue) in the fourth quarter of fiscal 2017. As noted above, the Company recorded approximately $2.1 million related to severance expenses and acquisition costs in the first quarter of fiscal 2018; the Company incurred charges of approximately $2.4 million related to severance expenses and office closures in the fourth quarter of fiscal 2017. Without these charges, the year over year increase of $1.7 million is related primarily to investments made in the first quarter of $2.0 million in connection with the Company’s ongoing strategic transformation to improve cost containment and drive revenue growth, offset by cost reductions. The sequential decrease (including the charges in the quarters described earlier) of $0.7 million was primarily due to cost reduction initiatives during the first quarter of fiscal 2018.

Cash used in operations was $13.1 million for the first quarter ended August 26, 2017, compared to cash used in operations of $7.1 million for the first quarter ended August 27, 2016. Cash flows in the first quarter of the fiscal year are typically a use of cash by operations as the Company pays its year-end incentive based compensation in that quarter.

In the first quarter of fiscal 2018, the Company increased its dividend per common share to $0.12 and paid a quarterly dividend to shareholders totaling $3.6 million. The Company did not purchase any of its shares during the first quarter but has $125.1 million available for share purchases under its share repurchase program. As of August 26, 2017, the Company’s cash, cash equivalents and short-term investments were $49.6 million compared to $62.3 million at fiscal year-end May 27, 2017.

CONFERENCE CALL

RGP will hold a conference call for analysts and investors at 5:00 p.m., ET today, October 4, 2017. This conference call will be available for listening via a webcast on the Company’s website: http://www.rgp.com. An audio replay of the conference call will be available through October 11, 2017 at 855-859-2056. The conference ID number for the replay is 81910990. The call will also be archived on the RGP website for 30 days.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,200 professionals, annually serving over 1,800 clients around the world from 67 practice offices.

Headquartered in Irvine, California, RGP has served 87 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include expectations regarding revenue trends and financial results, the acquisition of taskforce and the Company’s strategic initiatives. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include our ability to successfully execute on our strategic initiatives, seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	August 26,	August 27,
	2017	2016
	(Unaudited)
Revenue	$141,186	$143,389
Direct cost of services	87,488	88,862
Gross margin	53,698	54,527
Selling, general and administrative expenses (1)	47,415	43,614
Operating income before amortization and depreciation (1)	6,283	10,913
Depreciation expense	940	794
Operating income (1)	5,343	10,119
Interest expense	337	-
Interest income	(28)	(70)
Income before provision for income taxes (1)	5,034	10,189
Provision for income taxes (2)	2,922	4,551
Net income (1), (2)	$2,112	$5,638
Net income per common share:
Basic (1), (2)	$0.07	$0.16
Diluted (1), (2)	$0.07	$0.15
Weighted average common shares outstanding:
Basic	29,809	36,269
Diluted	30,059	36,817
Cash dividends declared per common share	$0.12	$0.11

EXPLANATORY NOTES

(1) Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants, restricted share grants and employee stock purchases of $1.6 million and $1.3 million for the three months ended August 26, 2017 and August 27, 2016, respectively. The expense for the first quarter ended August 26, 2017 includes approximately $140,000 related to accelerated vesting of stock options as part of the agreement with a departing senior executive.

(2) The Company’s effective tax rate was approximately 58% and approximately 45% for the three months ended August 26, 2017 and August 27, 2016, respectively. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.

RESOURCES CONNECTION, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Dollars in thousands)

	Three Months Ended
	August 26,	August 27,
	2017	2016

	(Unaudited)

Net income	$2,112	$5,638
Adjustments:
Depreciation expense	940	794
Interest expense	337	-
Interest income	(28)	(70)
Provision for income taxes	2,922	4,551
EBITDA	6,283	10,913
Stock-based compensation expense	1,612	1,295
Adjusted EBITDA	$7,895	$12,208
Revenue	$141,186	$143,389
Adjusted EBITDA Margin	5.6%	8.5%

EXPLANATORY NOTE

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA is calculated as net income before amortization of intangible assets, depreciation expense, interest and income taxes. Adjusted EBITDA is calculated as EBITDA plus stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are used by management to assess the core performance of our Company, also provide useful information to our investors because they are alternative financial measures that investors can also use to assess the core performance of our Company and compare it to the Company’s peers. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
CONSTANT CURRENCY REVENUE COMPARISON
(Dollars in thousands)
(Unaudited)

Revenue for the Three Months Ended
August 26, 2017 GAAP	August 27, 2016 GAAP	May 27, 2017 GAAP	% Decrease August 26, 2017 vs. August 27, 2016 GAAP	% Decrease August 26, 2017 vs. August 27, 2016 Constant Currency (1)	% Decrease August 26, 2017 vs. May 27, 2017 GAAP	% Decrease August 26, 2017 vs. May 27, 2017 Constant Currency (2)

$141,186	$143,389	$148,620	-1.5%	-1.4%	-5.0%	-5.6%

(1) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the first quarter of fiscal 2017 and applying those rates to foreign-denominated revenue in the first quarter of fiscal 2018.

(2) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the fourth quarter of fiscal 2017 and applying those rates to foreign-denominated revenue in the first quarter of fiscal 2018.

EXPLANATORY NOTE

In order to provide a more comprehensive view of trends in our business, this table shows revenue data on an as-reported basis (GAAP) for the respective periods and relative change in the same periods from the impact on revenue of exchange rate fluctuations between the United States dollar and currencies in countries in which the Company operates.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(Amounts in thousands, except consultant headcount)

	August 26,	May 27,
	2017	2017

	(Unaudited)

Cash, cash equivalents and short-term investments	$49,607	$62,329
Accounts receivable, less allowances	$98,984	$98,222
Total assets	$352,075	$364,128
Current liabilities	$54,573	$71,771
Total stockholders’ equity	$243,792	$238,142
Consultant headcount, end of period	2,495	2,569
Shares outstanding, end of period	29,899	29,662

	Three Months Ended
	August 26,	August 27,
	2017	2016

	(Unaudited)

Cash flow from operating activities	$(13,129)	$(7,055)
Cash flow from investing activities	$(382)	$13,898
Cash flow from financing activities	$(465)	$(5,595)

CONTACT:
For Resources Global Professionals
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com
or
Analyst Contact:
Herb Mueller, Chief Financial Officer
(US+) 1-714-430-6500
herb.mueller@rgp.com